SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A )

Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:	☐	Confidential, for Use of
☐ Preliminary proxy statement		the Commission Only (as
☑ Definitive proxy statement		permitted by Rule 14a-6(e)(2)
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
THE PB FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2006
PROXY STATEMENT FOR 2006 ANNUAL MEETING
INTRODUCTION
RECORD DATE AND VOTING RIGHTS
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES NAMED ABOVE.
MEETINGS AND COMMITTEES OF THE BOARD
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
CODE OF ETHICS
CERTAIN TRANSACTIONS
OWNERSHIP OF PB FINANCIAL SERVICES COMMON STOCK
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
INDEPENDENT PUBLIC ACCOUNTANTS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
AVAILABLE INFORMATION
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2006
To the Shareholders of The PB Financial Services Corporation:
The Annual Meeting of Shareholders of The PB Financial Services Corporation (the “Company”) will be on Tuesday, May 16, 2006 at 4:30 p.m. at The Peachtree Bank, 9570 Medlock Bridge Road, Duluth, Georgia, for the following purposes:
(1)	To reelect the three current Class II members of the Board of Directors to serve a three-year term expiring at the 2009Annual Meeting of Shareholders, and upon the election and qualification of their successors; and

(2)	To transact other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors has fixed the close of business on April 3, 2006, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting.
To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and cast your vote in person. You may revoke your proxy at any time before the proxy is exercised.
By Order of the Board of Directors,
Kelly J. Johnson
Corporate Secretary
April 14, 2006
THE PB FINANCIAL SERVICES CORPORATION
9570 Medlock Bridge Road
Duluth, Georgia 30097
(770) 814-8100

PROXY STATEMENT FOR 2006 ANNUAL MEETING

INTRODUCTION
The Board of Directors of The PB Financial Services Corporation (the “Company”) is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2006, and at any adjournments thereof. In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, The Peachtree Bank (the “Bank”), without additional compensation, may solicit Proxies in favor of the Proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear the costs of solicitation of Proxies for the Annual Meeting.
This Proxy Statement and the proxy card are first being mailed to shareholders on or about April 14, 2006. If the enclosed proxy card is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the proxy card is signed and returned but specifications are not made, the proxy will be voted FOR the reelection of the nominees to the Board of Directors. The Board of Directors of the Company is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgement.
You can revoke your proxy at any time before it is voted by delivering to Kelly J. Johnson, Corporate Secretary of the Company, at the main office of the Company, either written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
RECORD DATE AND VOTING RIGHTS
The Board of Directors has fixed the close of business on April 3, 2006 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting. As of the close of business on the record date, the authorized common stock, $5.00 par value (the “Common Stock”), of the Company consisted of 10,000,000 shares, with 1,805,740 shares issued and outstanding. Each issued and outstanding share is entitled to one vote.
Directors are elected by plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.
Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors is divided into three classes with each class as nearly equal in number as possible. The three classes of directors have staggered terms, so that the terms of only approximately one-third of the Board expires at each Annual Meeting of Shareholders and each director serves a three-year term. The current Class II directors, Dexter R. Floyd, J. Edwin Howard, and John J. Howard have been nominated for reelection.
The Board proposes that the current Class II directors be reelected as directors of The PB Financial Services Corporation to serve an additional three-year term ending in 2009, and upon the qualification and election of their successors. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.
The table below sets forth for each director nominee and continuing director (a) the person’s name, (b) his age at January 1, 2006, (c) the year he was first elected as a director, and (d) his position with The PB Financial Services Corporation other than a director and his other business experience for the past five years. All directors of The PB Financial Services Corporation also serve as directors of The Peachtree Bank.
Director Nominees
Class II
To serve a term of Three Years Until 2009

Dexter R. Floyd	59	1999	Direct Mail Advertising/Printing

J. Edwin Howard	77	1999	Retired

John J. Howard	46	1999	Chairman of the Board of The PB Financial Services Corporation and Retail/Hardware
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
THE THREE NOMINEES NAMED ABOVE.

Continuing Directors
The following persons are directors in the classes with terms expiring in 2007 and 2008.
Class III
Term Expires in 2007

J. Stephen Hurst	56	1999	Insurance Agent

Charles A. Machemehl, III	48	1999	Orthodontist

J. Paul Maggard	44	1999	Restaurateur

Monty G. Watson	47	1999	Chief Executive Officer and President of The PB Financial Services Corporation and The Peachtree Bank
Class I
Term Expires in 2008

		Year
		First	Principal
Name	Age	Elected	Occupation
Robert Cheeley	48	1999	Attorney/Retired

Daniel B. Cowart	47	1999	Real Estate Developer

Paul D. Donaldson	59	1999	Real Estate Developer
MEETINGS AND COMMITTEES OF THE BOARD
During the year ended December 31, 2005, the Board of Directors of the Company had twelve meetings. All incumbent directors attended at least 75% of the meetings. Additionally, during the year ended December 31, 2005, the Board of Directors of the Bank held 12 meetings. The directors of the Bank are the same as those of the Company.
Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the meeting. All of the Company’s eleven directors attended the 2005 annual meeting of shareholders.
Audit Committee. The Board of Directors of the Bank has established an Audit Committee and has adopted a written charter, a copy of which can be obtained on the Bank’s website at www.thepeachtreebank.com, setting out the audit related functions the committee is to perform. The Audit Committee has reviewed and reassessed the adequacy of its formal written charter and found that it meets the necessary requirements. The Audit Committee was chaired by the late Charles L. Douglas until his death on February 28th, 2006. On March 21, 2006, the Executive Committee named J. Paul Maggard as the new chairman of the Audit Committee. Members of the Audit Committee are J. Paul Maggard, Chairman, Paul D. Donaldson, Dexter R. Floyd, J. Edwin Howard, and J. Stephen Hurst. Each of these members meets the requirements for independence as defined by the National Association of Securities

Dealers, Inc. listing standards. Although none of the Audit Committee members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee expert,” the Board believes that each has the financial knowledge, business experience and independent judgment for service on the Audit Committee. The Audit Committee held seven meetings during the year ended December 31, 2005.
Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Company’s 2005 audited consolidated financial statements.
•	The Audit Committee has reviewed and discussed the 2005 audited consolidated financial statements with management;

•	The Audit Committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the consolidated financial statements;

•	Based on review and discussions of the 2005 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the 2005 audited consolidated financial statements be included in the Annual Report on Form 10-KSB.
March 28, 2006

Audit Committee:	J. Paul Maggard, Chairman Paul D. Donaldson Dexter R. Floyd J. Edwin Howard J. Stephen Hurst
Compensation Committee. The Executive Committee serves as the Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company and the Bank, establishes the compensation plans and specific compensation levels for executive officers and awards stock-based compensation to executive officers and employees. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company’s senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee’s decisions are reviewed and approved or ratified by the Board of Directors. The members of this Committee are Monty G. Watson, John J. Howard, Paul D. Donaldson, J. Paul Maggard, and Robert D. Cheeley. All of the committee members except Mr. Watson are independent directors in accordance with Nasdaq Stock Market listing standards.
The Company does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Each of the Company’s directors, except for Mr. Watson, is an independent director under the National Association of Securities Dealers’ definition of “independent director.” Since the Company is a small business issuer and only one of its directors is not independent, the Company believes a standing nominating committee for director nominees is not necessary. See “Director Nominations and Shareholder Communications” on page 14.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
In 2005, each director received an annual retainer of $7,500 payable in monthly installments of $500 for the first six months of the year, increasing to $750 monthly for the remainder of the year. In addition, each director received fees of $1,000 for each meeting of the Board of Directors of the Bank for the first half of the year, increasing to $1,500 for the remainder of the year. Each non-employee director received fees of $550 for each Loan Committee, Investment/ALCO Committee, and Audit Committee attended for the first half of 2005, increasing to $600 per meeting attended beginning July 2005. Non-employee members of the Executive Committee received $750 per meeting attended in 2005. A director who is an employee of the Bank receives no fees or other compensation for serving as a member of a Board Committee.
In June 2001, the Bank established a retirement plan with an endorsement split dollar life insurance plan for the members of the Board of Directors. The Director Plan is called the Director Supplemental Retirement Plan—Defined Contribution and was designed to provide an annual retirement benefit, to be paid to each director upon retirement from the board and a death benefit to be paid to the director’s beneficiary upon his or her death. This plan is also designed to provide these benefits with the least risk to the Bank’s safety and soundness and at the least possible cost. The plan provides retirement benefits in two ways, with an index formula and with fee deferrals. The index used in the plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank keeps the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the director. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the director. The fee deferral part of the retirement plan is optional. Each director may elect to defer all or a portion of his current director’s fees for a five-year period. In addition, deferred fees will be credited with interest at a rate indexed to current market conditions. The Bank’s obligations under the retirement plan are unfunded; however, the Bank has purchased life insurance policies on each insurable director that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan’s costs at his or her death. The Bank is the sole owner of all of the policies.
The life insurance benefit for each insurable director is being provided by an Endorsement Split Dollar Plan. The Bank endorses 80% of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that director. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.
EXECUTIVE OFFICERS
Monty G. Watson and Kelly J. Johnson are executive officers of the Company and the Bank, and James Olson is an executive officer of the Bank. Mr. Watson has served as President and Chief Executive Officer of the Company since its inception in 1999 and the Bank since its inception in 1998.

Ms. Johnson has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company since its inception in 1999, and Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Bank since its inception in 1998. Ms. Johnson is 48 years old.
Mr. Olson has served as Senior Vice President, Chief Credit Officer of the Bank since May, 2002. Mr. Olson is 56 years old
The following table sets forth certain summary information concerning the compensation paid or granted to the Company’s and Bank’s chief executive officer and executive officers who earned more than $100,000 in compensation in fiscal year 2005.
CODE OF ETHICS
The Company has adopted a Code of Ethics applicable to all directors, officers and employees. A copy of the Code of Ethics may be obtained, without charge, upon written request addressed to The PB Financial Services Corporation, 9570 Medlock Bridge Road, Duluth, Georgia 30097, Attn: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at (770) 814-8100.
Cash Compensation Table

				Other (1)
				Annual
Name and Principal Position	Year	Salary	Bonus	Compensation
					Board
					Fees
Monty G. Watson, President and	2005	$270,000	$172,500	$6,300	$27,000
Chief Executive Officer	2004	$225,000	$100,000	$6,500	$21,000
	2003	$195,000	$75,000	$3,000	$18,000

Kelly J. Johnson, Senior Vice	2005	$165,833	$40,000	$6,175
President and Chief Financial	2004	$145,833	$25,000	$5,125
Officer	2003	$117,333	$20,000	$2,062

James Olson, Senior Vice	2005	$141,717	$27,500	$5,076
President and Chief Credit	2004	$132,500	$10,000	$5,125
Officer	2003	$129,975	$10,000	$2,100

(1)	With the exception of board fees for Mr. Watson, other annual compensation represents amounts the Bank contributed to 401(k) plan on behalf of the executives named in the Summary Compensation table.
Information with respect to certain perquisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure.

Employment Agreements.
Monty G. Watson. Effective February 21, 2006, we entered into an amended and restated employment agreement with Monty G. Watson, which provides that he will continue to serve as our president and chief executive officer. Under the terms of the employment agreement, Mr. Watson receives a base salary of $300,000 per year. Pursuant to the employment agreement, we may pay Mr. Watson annual bonus compensation in an amount to be determined at the discretion of the board of directors.
The initial term of Mr. Watson’s amended and restated employment agreement is three years. At the end of three years, the term will be automatically extended day-to-day for a continuing three-year term unless one party gives notice of intention not to extend the agreement. We will be obligated to pay Mr. Watson his base salary for 12 months if we terminate his employment without cause, or if he terminates his employment for cause. Cause for terminating employment is defined in Mr. Watson’s employment agreement In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Mr. Watson is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if Mr. Watson terminates his employment without cause or in connection with a change of control, or if we terminate his employment for cause.
If Mr. Watson becomes disabled, we may terminate the employment agreement and will be obligated to pay him for six months, or until he begins receiving payments under our long-term disability policy.
Within 30 days following the consummation of a change of control, Mr. Watson will be entitled to a lump sum payment equal to 2.99 times his base amount for the base period within the meaning of Section 280G of the Internal Revenue Code.
Kelly J. Johnson. Effective February 21, 2006, we entered into an employment agreement with Kelly J. Johnson, which provides that she will continue to serve as our senior vice president and chief financial officer. Under the terms of the employment agreement, Ms. Johnson receives a base salary of $180,000 per year. Pursuant to the employment agreement, we may pay Ms. Johnson annual bonus compensation in an amount to be determined at the discretion of the board of directors.
The initial term of Ms. Johnson’s employment agreement is three years. At the end of three years, the term will be automatically extended day-to-day for a continuing three-year term unless one party gives notice of intention not to extend the agreement. We will be obligated to pay Ms. Johnson her base salary for 12 months if we terminate her employment without cause, or if she terminates her employment for cause. Cause for terminating employment is defined in Ms. Johnson’s employment agreement. In addition, during the term of the agreement and for 12 months following its termination under specified circumstances, Ms. Johnson is prohibited from competing with us and soliciting our customers or employees. The noncompetition and the nonsolicitation provisions of the agreement only apply if Ms. Johnson terminates her employment without cause or if we terminate her employment for cause.
If Ms. Johnson becomes disabled, we may terminate the employment agreement and will be obligated to pay her for six months, or until she begins receiving payments under our long-term disability policy.
Within 30 days following the consummation of a change of control, Ms. Johnson will be entitled to a lump sum payment equal to 2.99 times her base amount for the base period within the meaning of Section 280G of the Internal Revenue Code.

Executive Supplemental Retirement Plan. In June 2001, the Bank established a retirement plan with an endorsement split dollar life insurance plan in which the executives named in the Summary Compensation table participate called the Executive Supplemental Retirement Plan—Defined Contribution, designed to provide an annual retirement benefit that will grow on a tax-deferred basis. These benefits, when added to the retirement benefits that will be provided by the Bank’s qualified plan and social security, will provide the executives with benefit levels comparable to other Bank employees when measured as a percentage of salary at the time of retirement. This plan is also designed to provide these benefits with the least risk to the Bank’s safety and soundness and at the least possible cost. The plan provides retirement benefits in two ways, with an index formula and with salary deferrals. The index used in the plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank keeps the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the executive. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the executive. The salary deferral part of the retirement plan is optional. The executive may elect to defer all or a portion of his current salary for a five-year period. In addition, the deferred salary will be credited with interest at a rate indexed to current market conditions. The Bank’s obligations under the retirement plan are unfunded; however, the Bank has purchased life insurance policies on the executives that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan’s costs at his or her death. The Bank is the sole owner of the policies. The life insurance benefit for each executive is being provided by an Endorsement Split Dollar Plan. The Bank endorses 80% of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that executive. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.
Stock Options. The following tables contain, with respect to the persons named in the Summary Compensation table, information concerning the number of PB Financial Services Corporation stock options held, the number currently exercisable, and the value of the exercisable options.
Option Grants in 2005

	Number of Shares	Percent of Total	Exercise
	Underlying Stock	Options Granted to	Price	Expiration
Name	Options	Employees in 2005	Per Share	Date
Monty G. Watson	40,000	84%	$18.25	3/31/2015

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

				Value of Unexercised
				In-the-Money
	Shares		No. of Unexercised	Options at 12/31/05
	Acquired at	Realized	Options at 12/31/05	# Exercisable/Unexerci
Name	Exercise (#)	Value ($)	# Exercisable/Unexercisable	sable(1)
Monty G. Watson	100,000	$1,711,680	0/0	$0/$0
Kelly J. Johnson	21,000	$377,365	0/0	$0/$0
James Olson	5,000	$92,130	0/5,000	$0/$85,170

(1)	At December 31, 2005, the per share market value of the Company’s common stock was $32.50. Fair market value is based on the final trade of 2005. The value of the unexercised options at December 31, 2005 was determined by subtracting the exercise price from $32.50.
CERTAIN TRANSACTIONS
The PB Financial Services Corporation’s directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with The Peachtree Bank and are expected to continue these relationships in the future. In the opinion of The Peachtree Bank’s management, the extensions of credit made by The Peachtree Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

OWNERSHIP OF PB FINANCIAL SERVICES COMMON STOCK
Management Stock Ownership
The following table presents information about each of the directors and executive officers of The PB Financial Services Corporation and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of The PB Financial common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

	Number of Shares		Percent
	Beneficially Owned at		Of
Name	December 31, 2005		Class (%)
(a) Directors

Robert D. Cheeley	96,272	(1)	5.33%

Daniel B. Cowart	87,400	(2)	4.84%

Paul D. Donaldson	61,737	(3)	3.42%

Dexter R. Floyd	99,272	(5)	5.50%

J. Edwin Howard	20,781	(6)	1.15%

John J. Howard	75,817	(7)	4.20%

J. Stephen Hurst	33,422	(8)	1.85%

Charles Machemehl, III	82,309		4.56%

J. Paul Maggard	105,850	(9)	5.86%

Monty G. Watson	125,237	(10)	6.94%

(b) Executive Officers

Kelly J. Johnson	30,795	(11)	1.71%

James Olson	33,823	(12)	1.87%

(c) Executive Officers and Directors As a Group (13 persons)	852,715		47.22%

1)	Includes 27,348 shares held by Cheeley Investments, 22,017 shares held in the RDC Family Trust, 5,783 shares held jointly with Mr. Cheeley’s spouse, 10,000 shares held by Mr. Cheeley’s spouse, as to which beneficial ownership is shared, and 8,217 shares held by Mr. Cheeley as custodian for his minor children.

2)	Includes 34,348 shares held by Mr. Cowart’s spouse as custodian for their minor children, as to which beneficial ownership is shared.

3)	Includes 1,370 shares held in Mr. Donaldson’s IRA plan, 2,420 shares held by Mr. Donaldson’s spouse in an IRA plan, 500 shares held by Mr. Donaldson’s spouse and 9,847 shares held by Con-Structural Enterprises, Inc. to which beneficial ownership is shared.

4)	Includes of 5,536 shares held by Mr. Floyd’s spouse and 5,672 shares held by Mr. Floyd’s adult children and 7,200 shares held in trust for his adult children as to which beneficial ownership is shared.

5)	Includes 3,145 shares held by Mr. Howard’s spouse as to which beneficial ownership is shared; also includes option to purchase 7,636 shares of The PB Financial Services Corporation common stock.

6)	Includes 5,599 shares held by Mr. Howard’s spouse, 1,800 shares held by Mr. Howard’s spouse as custodian for their minor children, and 5,480 shares held in Mr. Howard’s IRA plan.

7)	Includes 5,000 shares held in Mr. Hurst’s IRA plan, 5,480 shares held in Mr. Hurst’s 401-k plan, and 6,488 shares held by Mr. Hurst’s spouse in an IRA plan.

8)	Includes 900 shares held by Mr. Maggard as custodian for his minor children, 851 shares held by Mr. Maggard’s spouse, and 422 shares held by Maggard Investments, LLC.

9)	Includes 7,100 shares held in Mr. Watson’s IRA plan, 163 shares held in Mr. Watson’s spouse’s IRA plan, and 3,125 shares held by Mr. Watson as custodian for his minor children.

10)	Includes 2,845 shares held in Ms. Johnson’s IRA plan and 500 shares held by Ms. Johnson’s children as to which beneficial ownership is shared.

11)	Includes 12,705 shares held in Mr. Olson’s IRA plan and 5,480 shares held by Mr. Olson’s spouse’s IRA plan as to which beneficial ownership is shared.

Equity Compensation Plan Information

Equity Compensation Plan Table
	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by security holders	76,153	$14.09	0

Equity compensation plans not approved by security holders	—	—	—

Total	76,153	$14.09	0

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who own more than 10% of the Company’s outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.
To the Company’s knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements.
INDEPENDENT PUBLIC ACCOUNTANTS
     Porter Keadle Moore, LLP (PKM) is the accounting firm responsible for preparing an audited report of the Company’s financial statements in 2005. A representative from PKM is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees and Other Fees Paid to Independent Accountants
During the period covering the fiscal years ended December 31, 2005 and 2004, Porter Keadle Moore, LLP performed the following professional services:

Description	2005	2004
Audit Fees	$68,288	$56,400

Audit-Related Fees	$0	$5,200

Tax Fees	$9,300	$9,100

All Other Fees	$1,625	$0
Audit Fees. This category includes aggregate fees billed for professional services rendered by Porter Keadle Moore, LLP for the audit of the Company’s consolidated financial statements, for review of the annual report on Form 10-K and for the timely interim reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC, plus out-of-pocket expenses.
Audit-Related Fees. This category includes fees primarily related to FHLB collateral verification testing for 2004.
Tax Fees. This category includes the aggregate fees billed related to the tax planning and compliance procedures.
All Other Fees. This category includes the aggregate fees related to the issuance of the PB Capital Trust II and the discussion with the board concerning stock options
The audit committee has considered the provision of non-audit related services by our principal accountant and has determined that the provision of these services is consistent with maintaining the independence of the Company’s principal accountant.
The fees billed by PKM are pre-approved by the audit committee of the Company in accordance with the policies and procedures for the audit committee. The audit committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2005 and 2004, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
Director Nominations
The full Board of Directors of the Company participates in the consideration of director nominees. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the Bank, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board deems relevant.
The Board has adopted a policy regarding shareholder communications and director nominations. The Board will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.
To submit a recommendation of a director candidate to the Board, a shareholder must submit the following information in writing, addressed to the Corporate Secretary, at the main office of the Company at 9570 Medlock Bridge Road, Duluth, Georgia 30097.
1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.	A statement as to the qualification of the nominee.
In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Other Shareholder Communications
Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 9570 Medlock Bridge Road, Duluth,

Georgia 30097. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.
Attendance at Annual Meeting
Although the Company does not have a formal policy regarding the Board of Directors’ attendance at the annual meeting, directors are expected to attend the meeting. All directors attended the 2005 Annual Meeting.
Shareholder Proposals For 2007 Annual Meeting
Any shareholder proposal submitted for consideration at the next Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 15, 2006, to be included in the 2007 proxy materials. A shareholder must notify the Company before February 1, 2007 of a proposal in the 2007 Annual Meeting which the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice prior to February 1, 2007, proxies solicited by management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter. SEC Rule 14a-8 provides additional information regarding the content and procedures applicable to submission of shareholder proposal to be included in the Company’s 2007 proxy statement.
AVAILABLE INFORMATION
A copy of the Company’s Annual Report on Form 10-KSB is available upon request (except for the exhibits thereto) without charge. Shareholders may request a copy of the “Form 10-KSB” by contacting Kelly J. Johnson, The PB Financial Services Corporation, 9570 Medlock Bridge Road, Duluth, Georgia, 30097 (Telephone: 770-814-8100).
OTHER MATTERS
The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.
If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.
April 14, 2006

PROXY
THE PB FINANCIAL SERVICES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
     The undersigned hereby constitutes and appoints Monty G. Watson and Kelly J. Johnson, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The PB Financial Services Corporation, which the undersigned would be entitled to vote if personally present at the Annual Shareholders Meeting of The PB Financial Services Corporation to be held at the main office of The Peachtree Bank located at 9570 Medlock Bridge Road, Duluth, Georgia, on Tuesday, May 16, 2006, at 4:30 p.m., local time, and at any adjournment or postponement thereof (the “Annual Meeting”) upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, dated April 14, 2006, the receipt of which is acknowledged in the manner specified below.

Proposal:	To elect the following persons to serve as directors for a three-year term until the next annual meeting:

Nominees:	Dexter R. Floyd, J. Edwin Howard, and John J. Howard

	☐	FOR All Nominees	☐	Withhold Authority to Vote
		(except as may be noted below)		for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee’s name below:

In the discretion of the proxies on such other matters as may properly come before the Annual
Meeting or any adjournments thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ABOVE.
Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATED:                     , 2006

Signature

Signature if held jointly
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE PB FINANCIAL SERVICES CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
I ___will ___will not attend the Annual Meeting.